UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2018

MOMS ONLINE, INC.

NEVADA	000-55286	46-3856798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Boulevard, #203

Beverly Hills, CA 90212

(Address of principal executive offices)

(310) 819-9637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A DEFINITIVE AGREEMENT

On March 12, 2018, Moms Online, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with certain stockholders (the “BH Stockholders”) of Blockhold Capital, Inc., a Wyoming company (“BlockHold”). Pursuant to the Agreement, the BH Stockholders agreed to exchange all of the capital stock of BlockHold (the “BlockHold Shares”) for shares of the common stock of the Company (the “Company Shares”) representing approximately 85% of the outstanding shares of the Company on a fully diluted basis after giving effect to the issuance of the Company Shares (the “Share Exchange”).

ITEM 1.02COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure in Item 1.01. On March 13, 2018, the Share Exchange was consummated.

1.Background

Newly formed, BlockHold is the result of experienced finance, technology and marketing professionals coming together to form an enterprise that will seek out opportunities developing innovative technologies that can leverage social media communities.

2.Operations

BlockHold seeks to create new products, create strategic alliances and identify appropriate partner or merger and acquisition opportunities that will enable the Company to effectively compete in the competitive fintech space.

3.Financial Summary

As of the date of the Exchange Agreement, BlockHold had available cash of $150,100 in its checking account, all of which was committed to be spent for website and software development services under a contract between BlockHold and an affiliated third party consulting company. BlockHold’s checking account was opened on February 22, 2018 and had only two transactions in the account. The first transaction was a $100 opening deposit from Sporos Capital, Inc. to BlockHold as payment by Sporos Capital, Inc. for the BlockHold shares at par value. The second transaction was a $150,000 deposit from Sporos Capital, Inc. issued to BlockHold as an unsecured interest bearing note at 6% per annum. As of the date of the Exchange Agreement, the Company reached a general understanding with Sporos Capital, Inc. that the interest and principal payable under the note will be forgiven in exchange for 300,000 shares of MOMC upon Company’s receipt of additional equity financing. As of the date of the Exchange Agreement, BlockHold did not have any other bank or financial accounts. The overall financial impact of the BlockHold acquisition will ultimately increase the Company’s capital account by $150,100.

4.Expansion Strategy

As the future is continually changing, online technologies continue to evolve and expand into new frontiers, we saw an opportunity to expand our team and certain aspects of our business through the acquisition of BlockHold. By combining our existing social media resources and expertise with BlockHold’s fintech proficiency and focus on development of ground breaking financial technologies we anticipate that the synergies and combine resources of BlockHold and the Company will lead to enhanced revenue opportunities.

We see immense value in the Company’s already established influencer communities and intend to utilize these already in-place resources to continue to focus efforts on these robust social media communities of influencers while exploring new opportunities to expand our fintech capabilities with our new management team.

5.Management

With the acquisition of BlockHold, key shareholders and management of the Company comprise a highly experienced team with backgrounds in technology, finance, and law, who bring together highly specialized skill sets in software development, artificial intelligence, financial technology, marketing technology, banking, venture capital, investment banking, marketing, entrepreneurship, and legal and financial compliance. The new management of the Company is as set forth in Item 5.02 below.

Management will continue to be based out of Los Angeles.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Exchange Agreement, the Company issued to the BlockHold Capital Shareholders 28,000,000 Company Shares. The Company Shares were not registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act. Such securities may not be offered or sold in the United States in the absence of a registration statement or exemption from the registration requirements of the Act.

ITEM 5.01CHANGE IN CONTROL OF REGISTRANT

Reference is made to Item 1.02. As a result of the Share Exchange, the BlockHold Stockholders have acquired 28,000,000 shares which represents approximately 85% of the outstanding shares of the Company after giving effect to such issuances.

ITEM 5.02ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Changes to the Board of Directors and Executive Officers. Upon the closing of the Share Exchange, Kevin Ghim will no longer serve as President, Mr. Ashley Sawdaye will be appointed President, Treasurer, and a member of the Board of Directors, Mr. Richard Magrann-Wells was appointed Chief Legal Officer and General Counsel, and to Board of Directors where he will serve as Chairman.

Background of Directors and Officers

Mr. Ashley Sawdaye

Mr. Sawdaye is the President of BlockHold Capital bringing two decades of experience in advertising and marketing technology and, more currently, financial and blockchain technologies. He also oversees the BlockHold global business development team. He has also presented on topics pertaining to strategy, innovation, design and technology at conferences and events around the world.

Mr. Sawdaye joined BlockHold Capital after spending the past two years as the SVP, of Strategy for Clout.com, a data driven fintech company which specializes in cash rewards through their proprietary artificial intelligence (AI). He was responsible for providing outside companies an outlet to utilize the Clout AI in order to identify their most valuable customers. Using his advertising background, Mr. Sawdaye built distribution channels for Clout’s data and helped position the company as an industry leader. He also advised the company on how best to utilize blockchain technology as it pertains to their overall business as well as a potential initial coin offering (ICO).

Prior to Clout, Mr. Sawdaye was CEO of Galaxy Consulting, a technology company which provided cutting edge software solutions for clientele operating in highly regulated industries with extremely stringent security and compliance requirements, with a particular focus on healthcare and financial industries. It was here that Ashley first became interested in the blockchain technology advising the practices and institutions on how to build the architecture for their data and medical records so that doctors can easily share a “key” which would allow them to view patient records while remaining HIPAA compliant. Mr. Sawdaye also worked for Rendia (previously Eyemaginations) as the West Coast Director of Business Development helping grow their presence and was responsible for over $2M of bookable annual sales while structuring partnerships with large scale vendors. He also presented to numerous consortiums and nationwide groups on the importance of patient education.

Mr. Sawdaye was the sixth employee of Advertising.com, an online ad network that was subsequently sold to AOL/TimeWarner for $435M on June 24, 2004. After exiting from Advertising.com Mr. Sawdaye became the Strategic Business Development Manager for all online entities at L’Oreal in Paris, FR, where he facilitated a partnership with Microsoft to digitally migrate all L’Oreal brands onto the Microsoft .NET platform while educating the brand managers on the importance and effectiveness of online advertising. .

In his spare time Mr. Sawdaye enjoys being active and staying healthy. Mr. Sawdaye is a fluent speaker of French and is also conversational in both Spanish and Italian. He graduated from the University of Maryland, College Park with a B.S. in international business and was an M.B.A. candidate at INSEAD in Fountainbleu, FR.

Richard Magrann-Wells

Richard Magrann-Wells is a lawyer with considerable experience in investment banking and knowledgeable in fintech and digital currencies.

In addition to serving as Chief Counsel for BlockHold Capital, Richard is the President and founder of NeoFin, a legal and consulting firm specializing in the fintech industry. Prior to assuming these roles, he served as Executive Vice President of the Financial Institutions Group for Willis Towers Watson, one of the leading global risk advisors. Before entering risk advisory, Richard had a successful 25-year investment banking career. He has managed sales, trading and structuring teams for Citibank, Wells Fargo and Merrill Lynch.

He previously held senior positions focusing on such areas as risk management, foreign exchange, syndicated loans, capital structuring and emerging markets. A regular contributor to financial publications, Richard writes about financial technology, blockchain, and the future of finance.

He was instrumental in one of the first cryptocurrency-related insurance products dating back to 2013 – helping create a crime policy for bitcoin cold storage vaults using captive vehicles. In addition, he has been an active investor in various digital currencies on numerous platforms as well as a passive investor in one of the earliest cryptocurrency hedge funds. During his banking career he spent over twelve years advising Fortune 500 corporations on foreign exchange risks and executing complex cross border foreign exchange transactions and five years as the head of a successful syndicated lending division at Citibank Tokyo.

Richard completed his Master of Laws (LLM) degree in Banking and Financial Law at Boston University Law School. He holds an MBA in Finance from New York University’s Stern School of Business, and an undergraduate degree in political science from the University of Southern California, Los Angeles. He received his law degree from UC Hastings College of the Law, San Francisco and has been a member of the California Bar since 1986. He has earned his Certified Anti-Money Laundering Certification and held FINRA Series 7 & 63 licenses.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a)Financial Statements of Business Acquired.

Because BlockHold was incorporated just prior to the acquisition a full audit was not required prior to the execution of the Purchase Agreement of the company’s shares. Audited financial statements of BlockHold consisting of balance sheets as of March 31, 2018 and the related statements of operations, stockholders’ equity and cash flows for the quarter ended March 31, 2018 together with Pro Forma Combined Financial Statements consisting of unaudited pro forma combined balance sheet as of March 31, 2018, unaudited pro forma combined statement of operations for the quarter ended March 31, 2018 and unaudited combined statement of operations for the quarter ended March 31, 2018, will be filed pursuant to an amendment to this Current Report on Form 8-K.

(d)Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement dated as of March 12, 2018 among the Company, on one hand, and the BlockHold Shareholders, on the other hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:March 15, 2018	MOMS ONLINE, INC. By:/s/ Calvin Wong Calvin Wong Secretary